Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii) of the Securities Exchange Act of 1934, as amended, each of the undersigned agrees that a single joint Schedule 13D and any amendments thereto may be filed on behalf of each of the undersigned with respect to the securities held by each of them in Pattern Energy Group Inc.  This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13D.

Dated: November 11, 2014

PATTERN RENEWABLES LP

By:	/s/ Dyann S. Blaine
Name:	Dyann S. Blaine
Title:	Vice President

PATTERN RENEWABLES GP LLC

By:	/s/ Dyann S. Blaine
Name:	Dyann S. Blaine
Title:	Vice President

PATTERN DEVELOPMENT FINANCE COMPANY LLC

By:	/s/ Dyann S. Blaine
Name:	Dyann S. Blaine
Title:	Vice President

PATTERN ENERGY GROUP LP

By:	/s/ Dyann S. Blaine
Name:	Dyann S. Blaine
Title:	Vice President

PATTERN ENERGY GP LLC

By:	/s/ Daniel M. Elkort
Name:	Daniel M. Elkort
Title:	Vice President

PATTERN ENERGY GROUP HOLDINGS LP

By:	/s/ Daniel M. Elkort
Name:	Daniel M. Elkort
Title:	Vice President

PATTERN ENERGY GROUP HOLDINGS GP LLC

By R/C Wind II LP, its managing member

By Riverstone/Carlyle Renewable Energy Grant GP, L.L.C., its general partner

By R/C Renewable Energy GP II, L.L.C., its sole member

By:	/s/ Thomas J. Walker
Name:	Thomas J. Walker
Title:	Authorized Person

R/C WIND II LP

By Riverstone/Carlyle Renewable Energy Grant GP, L.L.C., its general partner

By R/C Renewable Energy GP II, L.L.C., its sole member

By:	/s/ Thomas J. Walker
Name:	Thomas J. Walker
Title:	Authorized Person

RIVERSTONE/CARLYLE RENEWABLE ENERGY GRANT GP, L.L.C.

By R/C Renewable Energy GP II, L.L.C., its sole member

By:	/s/ Thomas J. Walker
Name:	Thomas J. Walker
Title:	Authorized Person

R/C RENEWABLE ENERGY GP II, L.L.C.

By:	/s/ Thomas J. Walker
Name:	Thomas J. Walker
Title:	Authorized Person